                                                                   EXHIBIT 10.02

                               AMENDMENT AGREEMENT

         This Amendment Agreement (the "Amendment Agreement") is entered into as of this 2nd day of November, 1998 by and between:

         1. PASTEUR MERIEUX Serums & Vaccins S.A., a societe anonyme existing and organized under the laws of France, registered under number RCS LYON B 349 505 370, whose registered head office is located at 58, avenue Leclerc, 69007 Lyon, France (hereinafter referred to as "PMC");

and

         2. ORAVAX, Inc., a corporation existing and organized under the laws of the State of Delaware, having its principal place of business at 38 Sidney Street, Cambridge, Massachusetts, United States of America (hereinafter referred to as "OraVax").

         Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Master Agreement dated March 31, 1995 (the "Master Agreement").

                                   WITNESSETH

         WHEREAS, OraVax and PMC have entered into the Master Agreement with respect to the development of products for the treatment and/or prevention of Helicobacter pylori infections; and

         WHEREAS, pursuant to the Master Agreement, OraVax directly or indirectly holds a 49.9% ownership interest in the U.S. Partnership and a 50.1% ownership interest in the SNC; and

         WHEREAS, OraVax and PMC have entered into a Facility Agreement dated as of the date hereof (the "Facility Agreement") pursuant to which PMC has granted OraVax a loan in the amount of US$3,000,000 (the "Loan"); and

         WHEREAS, in connection with entering into the Facility Agreement, the parties desire to amend certain terms of the Master Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, conditions, covenants and undertakings hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Section 11.3 of the Master Agreement is hereby deleted and replaced in its entirety with the following:

         "11.3 Marketing Committee

         (a) The marketing activities of each of the Partnerships shall be managed by a Marketing Committee comprised of a maximum of three (3) representatives from each Party (the "Marketing Committee"). The purpose of the Marketing Committees shall be to (a) consider and propose to their respective Executive Committees a marketing plan, strategy and budget(s) for marketing of Target Products (the "Marketing Plan"), (b) select and make recommendations to their respective Executive Committees with respect to trademark(s) to be used in connection with Target Products (in each case, based on the principle that there shall be only one trademark for each Target Product on a worldwide basis unless otherwise imposed by legal constraints) and (c) monitor prosecution of selected trademark(s) and administrative expenses. PMC shall cast two votes on each of the Marketing Committees and OraVax shall cast one vote (with two votes being sufficient to direct all decisions of the Marketing Committee) on each of the Marketing Committees and the chair of each Marketing Committee shall rotate annually, and in any given year shall be occupied by a representative of the Party not chairing the Executive Committees (with one Party chairing both Marketing Committees in a single year). The Marketing Committees shall conduct their respective proceedings in accordance with rules to be adopted by each Committee.

         (b) The Marketing Committees shall each form a sub-committee, the "Joint Medical Legal Review Board," which in each case shall be comprised of an equal number of representatives of each Party, subject to Section 11.4 hereof. All marketing and promotional materials proposed for use in connection with Target Products shall be submitted for medical and legal review to this Board. In the event that such Board cannot reach agreement, or either Party objects to a ruling of the Board as to the acceptability of any marketing or promotional material, such marketing or promotional piece shall not be used."

         2. Section 11.4 of the Master Agreement is hereby deleted and replaced in its entirety with the following:

         "11.4 Change of Control and Reorganization of Committees

         In the event that (i) PMC's percentage of ownership interest in either the U.S. Partnership or the SNC shall be increased above the percentage of ownership interest held by PMC on the date hereof due to a transfer, sale, assignment, pledge (other than a pledge related to the Loan) or other disposition of Oravax' interest in the U.S. Partnership or the SNC (and not due to a failure of Oravax to make Capital Contributions) or (ii) a Change of Control of OraVax (as set forth in Section 15.2 of the Master Agreement, other than a Change of Control involving Peptide Therapeutics, Limited), then the Executive Committees, Marketing Committees and Program Committees shall be reorganized as follows: PMC shall thereafter cast two votes on each such committee, while OraVax shall cast but a single vote, and two votes shall suffice to direct all decisions of the committee. In addition, a representative of PMC shall at all times preside over the deliberations of the committees and PMC may elect at any time by notice to OraVax either (1) to reduce the representation of OraVax on each such committee by one member or (2) to increase its own representation on such committees by one member, and in all such cases, PMC shall have control of the decisions of each committee. Notwithstanding the foregoing, in respect of all matters that relate to or could affect the marketing of Target Products, PMC shall at all times cast two votes on any Committee before which such matter is presented for a vote, including, without limitation, the Executive Committee, the Programming Committee and the Marketing Committee, and OraVax shall cast one vote (and two votes shall suffice to direct the decision of such Committees). OraVax hereby authorizes PMC, or should PMC so elect, PMC's Affiliates, to act as the principal marketing entity for any Target Products."

         3. The parties hereto hereby agree that in the event OraVax repays the Loan in full on or before June 30, 1999, the amendment set forth in Section 2 hereof shall no longer be of any force and effect and Section 11.4 of the Master Agreement as previously in effect shall be restored.

         4. Except as expressly amended hereby, the Master Agreement and all rights and obligations of the parties thereunder, shall remain in full force and effect. This Amendment Agreement shall not be deemed to be a consent to any waiver or modification of any other terms or provisions of the Master Agreement.

         IN WITNESS WHEREOF, this Amendment Agreement has been executed by each of the parties on the date first above written.

PASTEUR MERIEUX Serums & Vaccins S.A.



By:  /s/ Herve Tainturier
     -------------------------------
Name:    Herve Tainturier
Title:   Senior Vice-President and General Counsel




By:
Name:
Title:


ORAVAX, INC.


By:  /s/ Brigid A. Makes
     -------------------------------
Name:    Brigid A. Makes
Title:   Vice President, Finance



By:  /s/ Robert J. Gerety
     -------------------------------
Name:    Robert J. Gerety
Title:   Vice President, Development and Regulatory Affairs

                                 FACILITY LETTER

                                          November 2, 1998

OraVax JVM, Inc.
38 Sidney Street
Cambridge, MA 02139

Re:   OraVax JVM, Inc. - Committed Credit Facility

Ladies and Gentlemen:

     The undersigned, Connaught Laboratories, Inc., a Delaware corporation (the "Lender") is pleased to provide a secured committed credit facility (the "Facility") to OraVax JVM, Inc., a Delaware corporation (the "Borrower") and a wholly-owned subsidiary of OraVax, Inc., a Delaware corporation ("Parent"), in an amount not to exceed U.S. $3,000,000.

     The Lender's commitment to extend the Facility, which shall be deemed effective as of the Effective Date (as defined below), is specifically subject to the terms and conditions as stated herein (the "Agreement"). This Agreement, together with the Note (as defined below), the Pledge Agreement (as defined below) and any and all other agreements, instruments and documents related to any of the foregoing, are collectively referred to herein as the "Facility Documents".

     1. FACILITIES AND EXTENSIONS OF CREDIT. The Facility will be in the maximum principal amount of U.S. $3,000,000 (the "Committed Amount"). The Facility will be a term loan facility and will be available in a single advance only (the "Loan") and will be available to the Borrower, subject to the applicable provisions of this Agreement, for the term specified in the following paragraph, provided that once borrowed and repaid, amounts may not be reborrowed.

     The Loan will be payable, including any interest accrued up to such date, on the earlier to occur of (i) the dates provided in subclause (b) of the next following sentence setting out the repayment schedule for the Loan or (ii) the date on which such Facility is terminated in accordance with the provisions hereof (such earlier date, the "Maturity Date"). Unless otherwise accelerated pursuant to the terms hereof, the Loan shall be repaid by the Borrower according to the following schedule: (a) on January 31, 1999, the Borrower shall repay the original principal of the loan in an amount equal to $2,000,000 and (b) on June 30, 1999, the Borrower shall repay the entire remaining outstanding principal balance of the Loan in full, and, in each case such repayment shall include interest accrued up to the date of such repayment on the amount being repaid on such date.

     When the Borrower desires to utilize the Facility, a duly authorized officer or representative of the Borrower shall advise the Lender in writing or by telephone confirmed in writing. Once all of the conditions precedent set forth in Section 6 have been satisfied in the Lender's sole discretion, the Lender is authorized to credit to the specified account of the Borrower the Loan as requested by the Borrower (subject to the limitation of the aggregate principal amount as above stated).

     2. INTEREST AND MATURITY DATES OF LOANS. The Loan shall accrue interest daily at the rate (the "Interest Rate") of five and 42 one hundredths of one percent (5.42%) per annum on the principal amount of the Loan outstanding from time to time hereunder from and including the date the Loan is advanced to, but excluding the date the Loan is paid in full. Principal and accrued interest will be paid as provided in Section 1 above (whether at the stated maturity or upon earlier acceleration or otherwise) in immediately available funds and calculated on the basis of the actual calendar days elapsed and a 365 day year.

     Any amounts that have become due and payable in accordance with this Agreement, any Facility Document or otherwise (whether at stated maturity, by acceleration or otherwise) and remain unpaid by the Borrower shall accrue interest thereafter until payment in full of such amounts (both before and after judgment) at an interest rate per annum equal to 2% above the Interest Rate (the "Default Rate"), and such interest shall be calculated on the basis of the actual calendar days elapsed in a 365 day year and shall be payable upon the Lender's demand therefor. Notwithstanding any provision of this Agreement or any Facility Document to the contrary, the interest payable with respect to the Loan shall in no event exceed the maximum amount of interest permitted from time to time by applicable law.

     3. NOTE. The Loan shall be evidenced by a promissory note (the "Note") in the form of Exhibit A hereto. The Borrower hereby expressly authorizes the Lender to record from time to time on the schedule attached to each relevant Note the date and amount of the Loan, the Interest Rate, and the date and amount of each payment or prepayment of principal thereon. All such notations shall constitute prima facie evidence of the accuracy of the information so recorded and shall be conclusive and binding upon the Borrower in the absence of manifest error. Any failure to make any such notation, however, shall not limit or otherwise affect the obligations of the Borrower in respect of the Loan or under any Facility Document.

     4. PAYMENTS. All borrowings, payments and repayments shall be made upon a day on which the Lender is open for business. If any payment of principal or interest in respect of the Loan or any other amount due in respect of the Facility or the Facility Documents becomes due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing interest in connection with such payment.

     All payments to the Lender hereunder shall be made to such account as the Lender shall direct in lawful money of the United States of America and in immediately available funds.

     5. PREPAYMENTS. The Loan may be prepaid, in whole or in part, prior to the stated maturity thereof, except as otherwise provided herein.

     6. CONDITIONS PRECEDENT TO THE LOAN. Prior to making the Loan to or for the account of the Borrower hereunder, the Lender shall have received each of the following in form and substance satisfactory to the Lender:

     (a) executed originals of each of the Facility Documents, including, without limitation, this Agreement, the Note, the Pledge Agreement, together with all certificates evidencing the Collateral (as defined in the Pledge Agreement) duly indorsed in blank or to the order of the Lender and the UCC-1 financing statement referred to in Section 4.2 of the Pledge Agreement (as defined below);

     (b) executed originals of that certain amendment to the partnership agreement of Merieux OraVax Co., a Delaware General Partnership ("Merieux"), relating to changes in the ownership of Merieux following the date thereof in form and substance acceptable to the Lender;

     (c) certified copies of the Borrower's articles of incorporation, bylaws, partnership agreement or other organizational documents;

     (d) a certified copy of resolutions of the Borrower's board of directors or other governing body authorizing the entering into of the Facility by the Borrower and the execution, delivery and performance by the Borrower of the Facility Documents;

     (e) a certified copy of an incumbency certificate of the Borrower certifying that the officers or other representatives executing and delivering the Facility Documents on behalf of the Borrower are duly elected or appointed officers or representatives of the Borrower with authority to bind the Borrower with respect to such Facility Documents and the transactions contemplated thereby;

     (f) all other resolutions, authorizations, approvals, powers, consents, licenses and documents as may be necessary or otherwise required by the Lender.

     (g) at the time of making such Loan and after giving effect thereto, no Event of Default (as defined below) or any event or circumstance which, with the giving of notice or the lapse of time or both, would constitute an Event of Default (a "Default") has occurred or is continuing with respect to the Borrower under any of the Facility Documents.

     7. COLLATERAL DOCUMENTS. All of the Borrower's obligations from time to time outstanding in respect of the Facility, this Agreement and the other Facility Documents (collectively, the "Obligations") at all times shall be secured by the collateral arrangements set forth in the Pledge Agreement between the Lender and the Borrower in form and substance acceptable to the Lender pledging the Borrower's interest in Merieux and Merieux OraVax S.N.C., a societe en nom collectif organized under the laws of France ("Merieux France" and together with Merieux, the "Partnerships") substantially in the form of Exhibit B hereto (the "Pledge Agreement").

     8. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender (which representations and warranties will be deemed to be repeated by the Borrower on each day on which the Loan or other obligations of the Borrower remain outstanding pursuant to this Agreement or any of the other Facility Documents) that:

     (a) It is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

     (b) It is duly qualified, in good standing and authorized to do business in each jurisdiction to the extent required by applicable law, regulation or rule, except where the failure to do so does not in the aggregate have a material adverse effect on the business or financial condition of the Borrower and its subsidiaries taken as a whole;

     (c) It has the power to enter into each Facility and to execute each of the Facility Documents, to deliver each of the Facility Documents and to perform its obligations under each of the Facility Documents, and has taken all necessary action to authorize such execution, delivery and performance;

     (d) Each of the Facility Documents has been duly executed and delivered on behalf of the Borrower;

     (e) The execution, delivery and performance of each of the Facility Documents by the Borrower do not and will not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (f) All governmental and other consents, authorizations, approvals, licenses and orders that are required to have been obtained by it with respect to the Facility Documents and the transactions contemplated thereby have been obtained and are in full force and effect and all conditions of any such consents, authorizations, approvals, licenses and orders have been complied with;

     (g) Neither the making of the Loan, nor the application of the proceeds of the Loan will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System (the "Margin Regulations");

     (h) Its obligations under each of the Facility Documents constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

     (i) No Event of Default or Default has occurred or is continuing, and no such Event of Default or Default would occur as a result of its entering into or performing its obligations under any of the Facility Documents;

     (j) There is not pending or, to its knowledge, threatened against it, Parent or any of their respective subsidiaries any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect (1) the legality, validity or enforceability against the Borrower of any of the Facility Documents or its ability to perform its obligations under any of the Facility Documents or (2) in a materially adverse way, the operations, business, property or assets or financial or other condition of the Borrower, Parent and their respective subsidiaries, taken as a whole; and

     (k) The Pledge Agreement constitutes a valid and binding agreement in accordance with its respective terms; the liens and security interests granted to the Lender pursuant to the Pledge Agreement to secure the Obligations constitute a first perfected priority lien and security interest on and in the Collateral subject thereto and all certificates evidencing the Collateral have been delivered to the Lender pursuant to the Pledge Agreement; all Collateral delivered or transferred to the Lender in respect of the Pledge Agreement is owned, legally and beneficially, solely by the Borrower, and such Collateral is not subject to any prior or existing mortgage, lien, charge, security interest, assignment or other encumbrance (other than in favor of the Lender pursuant to the Pledge Agreement).

     9. COVENANTS. The Borrower covenants to the Lender that, so long as the Borrower has or may have any obligation under any of the Facility Documents:

     (a) It will, and will cause each of its subsidiaries to, maintain in full force and effect and comply with all consents, authorizations, approvals, licenses and orders of any governmental or other authority that are required to be obtained by each of them with respect to any of the Facility Documents or the transactions contemplated thereby and will use all reasonable efforts to obtain any such consents, authorizations, approvals, licenses and orders that may become necessary in the future;

     (b) It will, and will cause each of its subsidiaries to, comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially adversely affect their respective business, operations or prospects or impair the Borrower's ability to perform its obligations under any of the Facility Documents;

     (c) It will notify the Lender immediately upon the occurrence of a Default or an Event of Default;

     (d) It will provide to the Lender its audited annual report and other financial reports as are regularly published an publicly available or filed with the Securities Exchange Commission and all quarterly financial reports, as soon as such reports are made publicly available; such reports shall be prepared in accordance with generally accepted accounting principles, consistently applied, in the United States of America;

     (e) It will not use the proceeds of the Loan in any manner that would cause such borrowing or the application of such proceeds to violate the Margin Regulations or any other applicable law, rule or regulation;

     (f) It will not create or permit to subsist any mortgage, lien, charge, security interest, assignment or other encumbrance whatsoever in or over any of the Collateral delivered or transferred to the Lender from time to time pursuant to this Agreement or the Pledge Agreement to secure the Obligations; and

     (g) It will not sell, transfer or otherwise dispose of any of its right, title or interest in respect of any Collateral delivered or transferred to the Lender from time to time pursuant to this Agreement or the Pledge Agreement to secure the Obligations, except in accordance with this Agreement and the Pledge Agreement nor will it permit any of its subsidiaries to sell, transfer or otherwise dispose of any of its assets or properties, except in accordance with this Agreement and the Pledge Agreement.

     10. EVENTS OF DEFAULT AND REMEDIES. The occurrence of any of the following events or conditions shall constitute an event of default (an "Event of Default") with respect to the Borrower under this Agreement:

     (a) Any amounts due under any of the Facility Documents are not paid when due;

     (b) (i) Any event of default occurs and is continuing with respect to any of the Facility Documents other than this Agreement or (ii) the failure or refusal of the Borrower to properly perform, observe or comply with any condition, obligation, covenant or agreement (other than an obligation specified in clause (a) or (h)) to be performed, observed or complied with by the Borrower in any of the Facility Documents, and such failure or refusal continues for a period of thirty (30) days, or for such lesser period as stipulated in any of such Facility Documents, after written notice thereof from the Lender;

     (c) A representation made or repeated or deemed to have been made or repeated by the Borrower in this Agreement or in any other Facility Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (d) The Borrower, Parent, either of the Partnerships or any of their respective subsidiaries (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation which is not dismissed, discharged, stayed or restrained within thirty (30) days of the institution or presentation thereof;
          (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on against all or substantially all its assets and such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

     (e) Any person shall beneficially own, directly or indirectly, 25% or more of the common stock of the Borrower or Parent, or any Person shall have the power, direct or indirect, to vote securities having 25% or more of the ordinary voting power for the election of directors of the Borrower or the Parent, or shall beneficially own, directly or indirectly, securities having such power, or Borrower or Parent is a party to any merger, amalgamation or consolidation with any other entity which is consummated and following which the shareholders of Borrower or Parent (as applicable) immediately prior to such merger, amalgamation or consolidation cease to own beneficially, directly or indirectly, greater than 75% of the surviving company in such merger, amalgamation or consolidation following any such transaction;

     (f) The Borrower or Parent defaults in the observance or performance of any condition, obligation, covenant or agreement relating to any of Borrower's or Parent's (which may, but not need be, owing to the Lender) (and such default continues for a period sufficient to permit the acceleration of the maturity thereof, whether or not such acceleration occurs);

     (g) The Borrower, Parent or either of the Partnerships is a party to any merger, amalgamation or consolidation which is consummated or transfers all or substantially all its assets to another person or entity without the prior written consent of the Lender and, pursuant to such merger, amalgamation, consolidation or transfer, the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of the Borrower, Parent or such Partnership, respectively, immediately prior to such action;

     (h) The failure or refusal of the Borrower to properly perform, observe or comply with (i) any of its obligations, covenants and agreement in connection with the amendment of the status of Merieux France including the making of any filings or other obligations required by the laws of any relevant jurisdictions to amend the status in a manner in form and substance satisfactory to the Lender and (ii) any of its obligations under the Pledge Agreement or otherwise to perfect the Lender's security interest created by the Pledge Agreement under the laws of France; and such failure or refusal continues for a period of fifteen (15) days after notice thereof from the Lender.

     (i) (i) The failure or refusal of the Borrower to properly perform, observe or comply with any material condition, obligation, covenant or agreement (other than an obligation specified in clause (a)) to be complied with or performed or observed by it in accordance with the Pledge Agreement if such failure is continuing after any applicable grace period has elapsed; (ii) the expiration or termination of the Pledge Agreement or the failing or ceasing of the Pledge Agreement to be in full force and effect or for the liens created thereby to constitute first priority perfected liens for the purpose of this Agreement (in any case other than in accordance with its terms) prior to the payment of all Obligations; or (iii) the Borrower disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, the Pledge Agreement.

     Upon the occurrence and during the continuance of an Event of Default, the Lender will have the option, upon notice to the Borrower, of declaring the Loan, together with unpaid accrued interest thereon, and any or all other amounts payable to the Lender under the Facility Documents or otherwise to be immediately due and payable and/or exercising its rights and remedies against any Collateral or any other person or entity pursuant to the Pledge Agreement; provided, however, that if an Event of Default specified in clause (d) shall occur, no such notice need be given by the Lender to the Borrower.

     11. TAXES AND EXPENSES. (a) All payments made by the Borrower in respect of principal of, and interest on, the Loan and all other amounts payable in respect of other the Facility Documents or otherwise will be made without set-off, counterclaim or other defense and will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto (collectively, the "Taxes"). The Borrower shall pay on demand all stamp, documentary and other similar duties and taxes, if any, to which any Facility Document from time to time may be subject or give rise. If the Borrower is required by applicable law to make any deduction or withholding on any payment as described above in respect of Taxes or otherwise, the Borrower shall:
(i) promptly notify the Lender of such occurrence; (ii) pay to the relevant taxation or other authorities the full amount of the deduction or withholding within the time allowed; (iii) furnish to the Lender within thirty (30) days of such payment, an official receipt from such authorities for all amounts so deducted or withheld; and (iv) pay to the Lender an additional amount so that the Lender receives on the due date of such payment the full amount the Lender would have received had no such deduction or withholding taken place.

     Subject to the Lender's compliance with its obligations to deliver certain forms, certificates and documents as set forth in this paragraph, the Borrower will indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Lender, other than Taxes imposed on or measured by the net income of the Lender pursuant to the laws of the jurisdiction in which the principal office of the Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction. Upon demand by the Borrower, the Lender shall, as soon as practicable, deliver to the Borrower or to such government or taxing authority as the Borrower reasonably directs, any form, certificate or document which the Lender is entitled as a matter of law to deliver that may be requested in order to allow the Borrower to make payments in respect of the Loans and all other amounts payable in respect of the Facility Documents without any deduction or withholding for or on account of any Taxes or with such deduction or withholding at a reduced rate.

          (b) The Borrower agrees to pay on demand all of the Lender's reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, in connection with the collection of any sums due to the Lender and the enforcement, protection or perfection of its rights or interests hereunder and under the Facility Documents.

     12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW RULES.

     13. JURISDICTION. With respect to any suit, action or proceeding relating to this Agreement or any of the other Facility Documents, the Borrower irrevocably (a) submits to the non-exclusive jurisdiction of the courts in the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (b) waives any objection which it may have at any time to the laying of venue of any such suit, action or proceeding brought in any such court, waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum and further waives the right to object with respect to any such suit, action or proceeding that such court does not have any jurisdiction over it.

     Nothing contained in this Section 13 shall limit or impair the right of the Lender to institute any suit, action, motion or proceeding in any other court of competent jurisdiction, nor shall the taking of any suit, action or proceeding in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

     14. SERVICE OF PROCESS. The Borrower irrevocably appoints the following process agent to receive, for it and on its behalf, service of process in any suit, action or proceeding relating to this Agreement or any of the other Facility Documents to which it is a party: CT Corporation System, 1633 Broadway, New York, New York 10019. If for any reason the Borrower's process agent is unable to act as such, the Borrower will promptly notify the Lender and within thirty (30) days appoint a substitute process agent acceptable to the Lender. Nothing in this Agreement will affect the right of the Lender to serve process in any other manner permitted by law.

     15. WAIVER OF JURY TRIAL. THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER FACILITY DOCUMENTS.

     16. RIGHT OF SET-OFF. In addition to any rights or remedies now or hereafter granted under applicable law or otherwise, the Lender, without any notice whatsoever to the Borrower, may (but shall not be obliged to) set-off against any obligation of the Borrower due and payable by the Borrower under any of the Facility Documents any moneys held by the Lender for the account of the Borrower and in any currency whether or not such monies are then due and payable.

     17. AMENDMENTS, MODIFICATIONS, WAIVERS, ETC. No amendment, modification or waiver of any provision of this Agreement or any of the other Facility Documents and no consent by the Lender to any departure therefrom shall be effective unless such amendment, modification or waiver shall be in writing and signed by a duly authorized officer of the Lender, and the same shall then be effective only for the period and on the conditions and for the specified instances specified in writing. No failure or delay by the Lender in exercising any right, power, remedy or privilege hereunder or under any of the Facility Documents shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any subsequent or further exercises thereof or the exercise of any other right, power, remedy or privilege. The rights, powers, remedies and privileges provided in this Agreement and the other Facility Documents to the Lender are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law or otherwise.

     18. NOTICES. All notifications, requests, demands and other communications hereunder to either the Lender or the Borrower shall be in writing (unless otherwise specified herein) and given to the address(es) or facsimile number(s) set forth under the signatures of the parties hereto. Such notifications, requests, demands and other communications shall be deemed effective (a) if sent by mail five Business Days after having been deposited in the mails first class postage prepaid (airmail if international) in an envelope addressed as aforesaid, or (b) if sent to an officer of the recipient, at the time of delivery to such officer, or (c) if sent by facsimile, when that transmission is received by the recipient in legible form.

     19. ENTIRE AGREEMENT. This Agreement and the other Facility Documents constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all oral communication and prior writings with respect thereto.

     20. COUNTERPARTS. This Agreement may be executed and delivered in counterparts, each of which, when so executed and delivered, will be deemed an original and all of which, taken together, shall constitute one instrument.

     21. SUCCESSORS AND ASSIGNS. The Borrower may not assign any of its rights or delegate any of its obligations under this Agreement or any of the other Facility Documents (or any part thereof) without the prior written consent of the Lender. Other than an assignment to an affiliate of the Lender, the Lender may not assign its rights and obligations hereunder without the consent of the Borrower. The Lender shall, without the consent of the Borrower, have the right at any time to sell, assign or transfer all of its rights and obligations hereunder to any affiliate of the Lender. The Lender shall, upon the effectiveness of such assignment, surrender the Note to the Borrower for cancellation and thereupon a new Note shall be issued and executed by the Borrower to the assignee substantially in the form of the Note.

     22. EFFECTIVE DATE. This Agreement shall become effective as of November 2, 1998 (the "Effective Date"), if accepted by the Borrower as evidenced by its signature below.

                               Respectfully,


                               CONNAUGHT LABORATORIES, INC.



                               By: /s/ Herve Tainturier
                                  -----------------------------
                                  Print Name: Herve Tainturier
                                  Title:


                               Lender's Address: Route 611
                                                 Swiftwater, PA  18370
                               Telephone:        717-839-5587
                               Facsimile:        717-839-4096
                               Attention:        Vice President and General
                                                 Counsel





AGREED AND ACCEPTED
as of November 2, 1998:


ORAVAX JVM, INC.

By: /s/ Brigid A. Makes
   ----------------------------------------------
   Print Name: Brigid A. Makes
   Title: Treasurer

Borrower's Address:  38 Sidney Street, Cambridge, MA 02139
Telephone: 617-494-1339
Facsimile: 617-494-1741
Attention: Brigid A. Makes